Exhibit (a)(78)

VOYA EQUITY TRUST

Amended Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: March 3, 2017

The undersigned, being a majority of the Trustees of Voya Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), including Article V, Section 5.13 and Article VIII, Section 8.3 of the Trust’s Declaration of Trust, hereby amend the Establishment and Designation of Series and Classes to establish Class T shares for Voya Large Cap Value Fund, Voya MidCap Opportunities Fund, Voya Real Estate Fund, Voya SMID Cap Growth Fund, and Voya U.S. High Dividend Low Volatility Fund as follows:

A.                                    Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya Large Cap Value Fund, dated November 19, 2007, as amended June 1, 2009, July 1, 2011, May 18, 2012, January 9, 2013, May 22, 2013, and May 1, 2014, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya Large Cap Value Fund.  The Classes thereof shall be designated as follows:

Voya Large Cap Value Fund Class A

Voya Large Cap Value Fund Class B

Voya Large Cap Value Fund Class C

Voya Large Cap Value Fund Class I

Voya Large Cap Value Fund Class O

Voya Large Cap Value Fund Class R

Voya Large Cap Value Fund Class R6

Voya Large Cap Value Fund Class T

Voya Large Cap Value Fund Class W

B.                                    Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya MidCap Opportunities Fund, dated July 29, 1998, as amended November 1, 1999, November 16, 1999, February 20, 2002, May 30, 2008, June 1, 2009, December 7, 2009, July 1, 2011, May 22, 2013, and May 1, 2014, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya MidCap Opportunities Fund.  The Classes thereof shall be designated as follows:  Voya MidCap Opportunities Fund Class A, Voya MidCap Opportunities Fund Class B, Voya MidCap Opportunities Fund Class C, Voya MidCap Opportunities Fund Class I, Voya MidCap Opportunities Fund Class O, Voya MidCap Opportunities Fund Class R, Voya MidCap Opportunities Fund Class R6, Voya MidCap Opportunities Fund Class T, and Voya MidCap Opportunities Fund Class W

C.                                    Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya Real Estate Fund, dated July 11, 2002, as amended June 15, 2004, November 19, 2007, December 7, 2009, July 1, 2011, May 1, 2014, and June 11, 2014, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya Real Estate Fund.  The Classes thereof shall be designated as follows:  Voya Real Estate Fund Class A, Voya Real Estate Fund Class B, Voya Real Estate Fund Class C, Voya Real Estate Fund Class I, Voya Real Estate Fund Class O, Voya Real Estate Fund Class R, Voya Real Estate Fund Class R6, Voya Real Estate Fund Class T, and Voya Real Estate Fund Class W

D.                                    Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya SMID Cap Growth Fund, dated November 22, 2016, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya SMID Cap Growth Fund.  The Classes thereof shall be designated as follows:

Voya SMID Cap Growth Fund Class A

Voya SMID Cap Growth Fund Class I

Voya SMID Cap Growth Fund Class R6

Voya SMID Cap Growth Fund Class T

E.                                     Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya U.S. High Dividend Low Volatility Fund, dated November 22, 2016, is hereby further amended as follows:

1.                                      The Fund shall be designated Voya U.S. High Dividend Low Volatility Fund.  The Classes thereof shall be designated as follows:

Voya U.S. High Dividend Low Volatility Fund Class A

Voya U.S. High Dividend Low Volatility Fund Class I

Voya U.S. High Dividend Low Volatility Fund Class T

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IN WITNESS WHEREOF, the undersigned have signed this Amended Establishment and Designation of Series and Classes.

Dated: January 12, 2017

/s/ Colleen D. Baldwin	/s/ Patrick W. Kenny
Colleen D. Baldwin, as Trustee	Patrick W. Kenny, as Trustee

/s/ John V. Boyer	/s/ Shaun P. Mathews
John V. Boyer, as Trustee	Shaun P. Mathews, as Trustee

/s/ Patricia W. Chadwick	/s/ Joseph E. Obermeyer
Patricia W. Chadwick, as Trustee	Joseph E. Obermeyer, as Trustee

/s/ Peter S. Drotch	/s/ Sheryl K. Pressler
Peter S. Drotch, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Martin J. Gavin	/s/ Christopher P. Sullivan
Martin J. Gavin, as Trustee	Christopher P. Sullivan, as Trustee

/s/ Russell H. Jones	/s/ Roger B. Vincent
Russell H. Jones, as Trustee	Roger B. Vincent, as Trustee